EXHIBIT 23.8

CONSENT OF STATUTORY AUDITORS

TerraForm Power:

We consent to the use in this Registration Statement on Form S-1 of TerraForm Power, Inc. of our report dated March 18 2014, relating to the financial statements of Sunsave 6 (Manston) Limited as of and for the periods ended December 31, 2013 and 2012, and to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Chavereys Chartered Accountants

Faversham, Kent

United Kingdom

26 May 2014